CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Global Medium-Term Notes, Series A	$5,261,240	$610.83

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Pricing Supplement dated February 11, 2011

(To the Prospectus dated August 31, 2010 and the Prospectus Supplement dated August 31, 2010)

Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-169119

Barclays Bank PLC Return Optimization Securities

Linked to a Copper and Zinc Basket due February 17, 2012

Investment Description

Return Optimization Securities (the “Securities”) are unsubordinated and unsecured debt obligations issued by Barclays Bank PLC (the “Issuer”) linked to the performance of an equally-weighted basket of commodities (the “Underlying Basket”) comprised of copper and zinc (each a “Basket Component”). If the Underlying Return is positive, the Issuer will repay your principal amount at maturity plus pay a return equal to the Multiplier of 2 times the Underlying Return, up to the Maximum Gain of 25.50%. If the Underlying Return is equal to 0%, the Issuer will repay your principal amount at maturity. If the Underlying Return is negative, the Issuer will repay less than the full principal amount, if anything, resulting in a loss that is proportionate to the negative Underlying Return. Investing in the Securities involves significant risks. The Issuer will not pay any interest on the Securities. You may lose some or all of your principal. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of the Issuer and is not, either directly or indirectly, an obligation of any third party. If the Issuer were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Features

❑	Market Exposure to Metals Commodities: The Securities provide diversification within your portfolio through exposure to an equally-weighted basket of copper and zinc.

❑	Enhanced Growth Potential: At maturity, the Securities enhance any positive returns of the Underlying Basket, up to the Maximum Gain.

❑

Full Downside Market Exposure: If the Underlying Basket depreciates over the term of the Securities, investors will be exposed to the negative Underlying Return at maturity resulting in a loss of principal that is proportionate to the Underlying Basket’s decline from the Trade Date to the Final Valuation Date. Investors could lose some or all of their initial investment. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of the Issuer.

Key Dates

Trade Date	February 11, 2011
Settlement Date	February 16, 2011
Final Valuation Date[1]	February 13, 2012
Maturity Date[1]	February 17, 2012

[1]

Subject to postponement in the event of a market disruption event as described under “Reference Assets — Commodities — Market Disruption Events Relating to Securities with a Commodity as the Reference Asset” and “Reference Assets — Baskets — Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof” in the prospectus supplement.

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES HAVE DOWNSIDE MARKET RISK SIMILAR TO THE BASKET COMPONENTS AND RESULTING UNDERLYING BASKET. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF BARCLAYS BANK PLC. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE PS-4 AND UNDER “RISK FACTORS” BEGINNING ON PAGE S-5 OF THE PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE SECURITIES.

Security Offering

We are offering Return Optimization Securities linked to an equally-weighted basket of commodities comprised of copper and zinc, both as described under “Reference Assets — Commodities — Settlement Price” in the prospectus supplement. The return on the Securities is subject to, and will not exceed, the predetermined Maximum Gain or the corresponding maximum payment at maturity per $10.00 Security. The Securities are offered at a minimum investment of $1,000, or 100 Securities, at $10 per Security and integral multiples of $10 in excess thereof.

Underlying Basket	Multiplier	Maximum Gain	Maximum Payment at Maturity per $10 Security	Basket Starting Level	CUSIP	ISIN
An equally-weighted basket comprised of copper and zinc.	2	25.50%	$12.55	100	06740P536	US06740P5364

See “Additional Information about Barclays Bank PLC and the Securities” on page PS-5 of this pricing supplement. The Securities will have the terms specified in the prospectus dated August 31, 2010, the prospectus supplement dated August 31, 2010, and this pricing supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Securities. In addition, Barclays Capital Inc. or any other of our affiliates may use this pricing supplement in market resale transactions in any Securities after the initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Securities constitute Barclays Bank PLC’s direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

	Price to Public	Underwriting Discount	Proceeds to Barclays Bank PLC
Per Security	$10.00	$0.20	$9.80
Total	$5,261,240	$105,224.80	$5,156,015.20

UBS Financial Services Inc.	Barclays Capital Inc.

Additional Information about Barclays Bank PLC and the Securities

You should read this pricing supplement together with the prospectus dated August 31, 2010, as supplemented by the prospectus supplement dated August 31, 2010, relating to our Global Medium-Term Securities, Series A, of which these Securities are a part. This pricing supplement, together with the documents listed below, contains the terms of the Securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

♦	Prospectus dated August 31, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510201448/df3asr.htm

♦	Prospectus supplement dated August 31, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510201604/d424b3.htm

Our SEC file number is 1-10257. References to “Barclays,” “Barclays Bank PLC,” “we,” “our” and “us” refer only to Barclays Bank PLC and not to its consolidated subsidiaries. In this document, “Securities” refers to the Return Optimization Securities linked to a Copper and Zinc Basket that are offered hereby, unless the context otherwise requires.

Investor Suitability

The Securities may be suitable for you if:

♦	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦

You can tolerate a loss of all or a substantial portion of your investment, and you are willing to make an investment that has the same downside market risk as an investment in the Basket Components and resulting Underlying Basket.

♦	You believe the Underlying Basket will appreciate over the term of the Securities and that any such appreciation is unlikely to exceed the Maximum Gain of 25.50%.

♦	You understand and accept that your potential return is limited to the Maximum Gain of 25.50%.

♦	You do not seek current income from this investment.

♦	You are willing and able to hold the Securities to maturity, a term of 1 year, and accept that there may be little or no secondary market for the Securities.

♦

You are comfortable with the creditworthiness of Barclays Bank PLC, as issuer of the Securities, for all payments under the Securities and understand that if Barclays Bank PLC were to default on its payment obligations, you may not receive any amounts owed to you under the Securities, including any repayment of principal.

The Securities may not be suitable for you if:

♦	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦	You require an investment designed to provide a full return of principal at maturity.

♦

You cannot tolerate the loss of some or all of your initial investment and are not willing to make an investment that has the same downside market risk as an investment in the Basket Components and resulting Underlying Basket.

♦	You believe the Underlying Basket will appreciate over the term of the Securities by more than the Maximum Gain of 25.50%.

♦	You seek an investment that has unlimited return potential without a cap on appreciation.

♦	You seek current income from this investment.

♦	You are unable or unwilling to hold the Securities to maturity, a term of 1 year, or you seek an investment for which there will be an active secondary market.

♦	You are not willing or are unable to assume the credit risk associated with Barclays Bank PLC, as issuer of the Securities, for any payments under the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Key Risks” beginning on page PS-5 of this pricing supplement as well as the “Risk Factors” beginning on page S-5 of the prospectus supplement for risks related to an investment in the Securities.

Final Terms 1

Issuer:	Barclays Bank PLC
Issue Price:	$10.00 per Security
Minimum Investment:	$1,000 (100 Securities)
Term:	1 year
Underlying Basket[2]:	The Securities are linked to an equally-weighted basket comprised of copper and zinc, both as described under “Reference Assets—Commodities—Settlement Price” in the prospectus supplement.
Payment at Maturity (per $10.00):

♦  If the Underlying Return is positive, the Issuer will repay the principal amount plus pay a return equal to the Underlying Return multiplied by the Multiplier, but no more than the Maximum Gain. Accordingly, the payment at maturity per $10 principal amount Security would be calculated as follows:

$10 + [$10 × the lesser of (a) Underlying Return × Multiplier and (b) the Maximum Gain]

♦  If the Underlying Return is equal to 0%, the Issuer will repay the full principal amount at maturity.

♦  If the Underlying Return is negative, the Issuer will repay less than the full principal amount at maturity, if anything, resulting in a loss to investors that is proportionate to the depreciation of the Underlying Basket over the term of the Securities. Accordingly, the payment at maturity per $10 principal amount Security would be calculated as follows:

$10 + [$10 x Underlying Return]

Your principal is fully exposed to any decline in the Underlying Basket and you will lose some or all of your investment at maturity if the Underlying Return is negative.

Multiplier:	2
Maximum Gain:	25.50%
Underlying Return:	The performance of the Underlying Basket from the Trade Date to the Final Valuation Date, calculated as follows: Basket Ending Level – Basket Starting Level Basket Starting Level
Basket Starting Level:	100
Basket Ending Level:

On the Final Valuation Date, the Basket Ending Level will be calculated as follows:

100 x [1 + (Copper return x 50.00%) + (Zinc return x 50.00%)]

The returns set forth in the formula above reflect the performance of the Basket Components as described under “Basket Component Return” below.

Basket Component Return:	With respect to each Basket Component, the percentage change from the respective Initial Price to the respective Final Price, calculated as follows: Final Price – Initial Price Initial Price
Initial Price:	USD 9,920.50.00/per tonne with respect to copper and USD 2,415.00.00/per tonne with respect to zinc, which in each case is the settlement price of the Basket Component on the Trade Date as described under “Reference Assets—Commodities—Settlement Price” in the prospectus supplement.
Final Price:	The settlement price of the Basket Component on the Final Valuation Date as described under “Reference Assets—Commodities—Settlement Price” in the prospectus supplement.
Calculation Agent:	Barclays Bank PLC

Investing in the Securities involves significant risks. You may lose some or all of your principal amount. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC. If Barclays bank plc were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

[1]	Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus supplement.
[2]

For a description of adjustments that may affect the reference asset, see “Reference Assets—Commodities—Discontinuation of Trading; Alteration of Method of Calculation” and “Reference Assets—Baskets—Adjustments Relating to Securities with the Reference Asset Comprised of a Basket” in the prospectus supplement.

Investment Timeline

Key Risks

An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing directly in the Underlying Basket or the Basket Components. Some of the risks that apply to an investment in the Securities offered hereby are summarized below, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the prospectus supplement. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the Securities in light of your particular circumstances.

♦

You Risk Losing Some or All of Your Principal — The Securities differ from ordinary debt securities in that the Issuer will not necessarily repay the full principal amount of the Securities. The Issuer will only pay you the principal amount of your Securities if the Basket Ending Level is greater than or equal to the Basket Starting Level and will only make such payment at maturity. If the Basket Ending Level is below the Basket Starting Level, resulting in a negative Underlying Return, the Issuer will pay you less than the full principal amount, if anything, resulting in a loss of your initial investment that is proportionate to the depreciation of the Underlying Basket from the Trade Date to the Final Valuation Date. Accordingly, if the Basket Ending Level has declined from the Basket Starting Level over the term of the Securities, you risk losing 100% of your principal.

♦

The Multiplier Applies Only if You Hold the Securities to Maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the Multiplier or the Securities themselves, and the return you realize may be less than the Underlying Basket’s return even if such return is positive and does not exceed the Maximum Gain. You can receive the full benefit of the Multiplier and earn the potential Maximum Gain from the Issuer only if you hold your Securities to maturity.

♦

Your Potential Return on the Securities Is Limited to the Maximum Gain — If the Basket Ending Level is greater than the Basket Starting Level, for each $10 principal amount of Securities, the Issuer will pay you at maturity $10 plus an additional amount that will not exceed a predetermined percentage of the principal amount, regardless of the appreciation of the Underlying Basket, which may be significant. We refer to this percentage as the Maximum Gain, which is equal to 25.50%. Therefore, you will not benefit from any positive Underlying Return in excess of an amount that, when multiplied by the Multiplier, exceeds the Maximum Gain, and your return on the Securities may be less than the return on a direct investment in the Basket Components.

♦

Credit of Issuer — The Securities are unsubordinated and unsecured debt obligations of the Issuer, Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the Securities and, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.

♦

No Interest Payments — The Issuer will not make periodic interest payments on the Securities, and the return on the Securities is limited to the performance of the Underlying Basket from the Trade Date to the Final Valuation Date.

♦

Owning the Securities is Not the Same as Owning the Basket Components or Certain Other Related Contracts Directly — The return on your Securities will not reflect the return you would realize if you actually purchased the commodities comprising the Underlying Basket, or exchange-traded or over-the-counter instruments based on the Basket Components. You will not have rights that holders of such instruments may have.

♦

Changes in Settlement Prices of the Basket Components May Offset Each Other — The Securities are linked to an equally-weighted basket comprised of the Basket Components. Where the Final Price of one of the Basket Components increases relative to its Initial Price, the Final Price of the other Basket Component may not increase by the same amount or may even decline. Therefore, in calculating the Basket Ending Level, increases in the price of one of the Basket Components may be moderated, or offset, by lesser increases or declines in the settlement price of the other Basket Component.

♦

Certain Built-In Costs Are Likely to Adversely Affect the Value of the Securities Prior to Maturity — While the payment at maturity for the offered Securities described in this pricing supplement is based on the full principal amount of the Securities, the original issue price of the Securities includes the agents’ commission and the estimated cost of hedging our obligations under the Securities through one or more of our affiliates. As a result, the price, if any, at which Barclays Bank PLC or its affiliates will be willing to purchase the Securities from you prior to maturity in secondary market transactions, if at all, will likely be lower than the original issue price, and any such sale prior to the maturity date could result in a substantial loss to you. The Securities are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your Securities to maturity.

♦

Dealer Incentives — We, our affiliates and agents act in various capacities with respect to the Securities. We and other of our affiliates may act as a principal, agent or dealer in connection with the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We will pay compensation of $0.20 per Security to the principals, agents and dealers in connection with the distribution of the Securities.

♦

Limited Liquidity — The Securities will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the Securities in the secondary market but are not required to do so and may cease any such market making activities at any time. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Securities.

♦

Potential Conflicts — We and our affiliates play a variety of roles in connection with the issuance of the Securities, including acting as calculation agent and hedging our obligations under the Securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Securities.

♦

Taxes — The U.S. federal income tax treatment of the Securities is uncertain and the Internal Revenue Service could assert that the Securities should be taxed in a manner that is different than described above. As discussed further in the accompanying prospectus supplement, on December 7, 2007, the Internal Revenue Service issued a notice indicating that it and the Treasury Department are actively considering whether, among other issues, you should be required to accrue interest over the term of an instrument such as the Securities even though you will not receive any payments with respect to the Securities until maturity and whether all or part of the gain you may recognize upon the sale or maturity of an instrument such as the Securities could be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis. You should consult your tax advisor as to the possible alternative treatments in respect of the Securities.

♦

Potentially Inconsistent Research, Opinions or Recommendations by Barclays, UBS Financial Services Inc. or Their Respective Affiliates — Barclays, UBS Financial Services Inc. or their respective affiliates and agents may publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by Barclays, UBS Financial Services Inc. or their respective affiliates or agents may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of the merits of investing in the Securities and the Underlying Basket.

♦

Many Economic and Market Factors Will Affect the Value of the Securities — In addition to the level of the Underlying Basket on any trading day, the value of the Securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:

♦	the expected volatility of the prices of the Basket Components;

♦	the time to maturity of the Securities;

♦	interest and yield rates in the market generally;

♦	a variety of economic, financial, political, regulatory or judicial events;

♦	supply and demand for the Securities; and

♦	our creditworthiness, including actual or anticipated downgrades in our credit ratings

♦

Investments Related to the Price of the Commodities May Be More Volatile than Traditional Securities Investments — Variables such as changes in supply and demand relationships, governmental programs and policies, national and international political and economic events, changes in interest and exchange rates, trading activities in commodities and related contracts, weather, trade, fiscal, monetary and exchange control policies may have a larger impact on commodity prices and commodity-linked indices than on traditional securities. These additional variables may create additional investment risks that may cause the price of the Basket Components to move in unpredictable and unanticipated directions and at unpredictable or unanticipated rates and cause the value of the Securities to be more volatile than the prices of traditional securities. Please refer to the prospectus supplement for further details regarding the risks of investing in Securities linked to commodities.

♦

The Securities May Be Subject to Certain Risks Specific to Copper or Zinc — Copper and zinc are industrial metals. Consequently, in addition to factors affecting commodities generally that are described in the prospectus supplement, a number of additional factors specific to industrial metals, and in particular copper and zinc, might cause price volatility. These may include, among others:

♦	changes in the level of industrial activity using industrial metals, and in particular copper or zinc, including the availability of substitutes such as man-made or synthetic substitutes;

♦	disruptions in the supply chain, from mining to storage to smelting or refining;

♦	adjustments to inventory;

♦	variations in production costs, including storage, labor and energy costs;

♦	costs associated with regulatory compliance, including environmental regulations; and

♦	changes in industrial, government and consumer demand, both in individual consuming nations and internationally.

These factors interrelate in complex ways, and the effect of one factor on the value of the Securities may offset or enhance the effect of another factor.

♦

Prices of Commodities in a Single Sector Tend to Be More Volatile Than, and May Not Correlate with, the Prices of Commodities Generally — The Securities are linked exclusively to two industrial metals commodities rather than a diverse basket of commodities or a broad-based commodity index. The price of the Basket Components may not correlate to the price of commodities generally and may diverge significantly from the prices of commodities generally. Because the Securities are linked solely to the two industrial metals commodities, they carry risks similar to a concentrated investment in a limited number of commodities and may be more volatile than securities linked to prices of multiple commodities or a broad-based commodity index.

♦

The Payment at Maturity on Your Securities is Not Based on the Price of the Basket Components at Any Time Other than the Final Valuation Date — The Final Price of each Basket Component and the Underlying Return will be based solely on the settlement prices of the Basket Components on the Final Valuation Date (subject to adjustments as described in the prospectus supplement). Therefore, if the settlement price of either Basket Component drops precipitously on the Final Valuation Date, the payment at maturity on your Securities, if any, that the Issuer pays you for your Securities may be significantly less than it would otherwise have been had the payment at maturity been linked to the settlement prices of the Basket Components at a time prior to such drop. Although the settlement prices of the Basket Components on the maturity date or at other times during the life of your Securities may be higher than the settlement prices on the Final Valuation Date, you will not benefit from the settlement prices of the Basket Components at any time other than the Final Valuation Date.

♦

Potential Barclays Bank PLC Impact on Price — Trading or transactions by Barclays Bank PLC or its affiliates related to the price of the Basket Components (including futures, options or other derivative products related to the price of the Basket Components) may adversely affect the market value of the Basket Components and, therefore, the market value of the Securities.

Scenario Analysis and Examples at Maturity

The examples and tables below illustrate the payment at maturity for a $10.00 Security on a hypothetical offering of Securities, with the terms set forth below. The Final Price for each Basket Component, the Basket Ending Level and resulting Underlying Return will be determined as of the Final Valuation Date. Numbers appearing in the examples and tables below have been rounded for ease of analysis.

Term:	1 year
Basket Starting Level:	100
Multiplier:	2
Maximum Gain:	25.50%

Basket Ending Level	Underlying Return	Payment at Maturity	Total Return at Maturity
175.00	75.00%	$12.55	25.50%
165.00	65.00%	$12.55	25.50%
155.00	55.00%	$12.55	25.50%
150.00	50.00%	$12.55	25.50%
145.00	45.00%	$12.55	25.50%
140.00	40.00%	$12.55	25.50%
135.00	35.00%	$12.55	25.50%
130.00	30.00%	$12.55	25.50%
125.00	25.00%	$12.55	25.50%
120.00	20.00%	$12.55	25.50%
112.75	12.75%	$12.55	25.50%
110.00	10.00%	$12.00	20.00%
105.00	5.00%	$11.00	10.00%
100.00	0.00%	$10.00	0.00%
95.00	-5.00%	$ 9.50	-5.00%
90.00	-10.00%	$ 9.00	-10.00%
80.00	-20.00%	$ 8.00	-20.00%
70.00	-30.00%	$ 7.00	-30.00%
60.00	-40.00%	$ 6.00	-40.00%
50.00	-50.00%	$ 5.00	-50.00%
40.00	-60.00%	$ 4.00	-60.00%
30.00	-70.00%	$ 3.00	-70.00%
20.00	-80.00%	$ 2.00	-80.00%
10.00	-90.00%	$ 1.00	-90.00%
0.00	-100.00%	$ 0.00	-100.00%

Example 1—On the Final Valuation Date, the Final Price of each Basket Component is greater than its Initial Price, resulting in an Underlying Return of 20.00%.

Step 1: Calculate the Basket Component Return for each Basket Component.

Basket Component	Initial Price	Final Price	Basket Component Return
Copper	$9,920.50	$12,896.65	30.00%
Zinc	$2,415.00	$2,656.50	10.00%

With respect to each Basket Component, the Basket Component Return is equal to the percentage change from the respective Initial Price to the respective Final Price, calculated as follows:

Final Price – Initial Price

Initial Price

Step 2: Calculate the Basket Ending Level.

The Basket Ending Level is calculated as follows:

100 x [1 + (50% x 30.00%) + (50% x 10.00%)] = 120

Step 3: Calculate the Underlying Return.

The Underlying Return is calculated as follows:

Step 4: Calculate the payment at maturity.

Because the Underlying Return of 20.00% multiplied by 2 is greater than the Maximum Gain of 25.50%, the Issuer will pay a payment at maturity calculated as follows per $10 principal amount Security:

$10 + [$10 × Maximum Gain]

$10 + [$10 × 25.50%] = $10 + $2.55 = $12.55

The payment at maturity of $12.55 per $10 principal amount Security, which is the maximum payment on the Securities, represents a total return on the Securities equal to the Maximum Gain of 25.50%.

Example 2—On the Final Valuation Date, the Final Price of copper is less than its Initial Price while the Final Price of zinc is greater than its Initial Price, resulting in an Underlying Return of 5.00%.

Step 1: Calculate the Basket Component Return for each Basket Component.

Basket Component	Initial Price	Final Price	Basket Component Return
Copper	$9,920.50	$9,424.48	-5.00%
Zinc	$2,415.00	$2,777.25	15.00%

With respect to each Basket Component, the Basket Component Return is equal to the percentage change from the respective Initial Price to the respective Final Price, calculated as follows:

Final Price – Initial Price

Initial Price

Step 2: Calculate the Basket Ending Level.

The Basket Ending Level is calculated as follows:

100 x [1 + (50% x -5.00%) + (50% x 15.00%)] = 105

Step 3: Calculate the Underlying Return.

The Underlying Return is calculated as follows:

Step 4: Calculate the payment at maturity.

Because the Underlying Return of 5.00% multiplied by 2 is less than the Maximum Gain of 25.50%, the Issuer will pay a payment at maturity calculated as follows per $10 principal amount Security:

$10 + [$10 × Underlying Return × Multiplier]

$10 + [$10 × 5.00% × 2] = $10 + $1.00 = $11.00

The payment at maturity of $11.00 per $10 principal amount Security represents a total return on the Securities of 10.00%.

Example 3—On the Final Valuation Date, the Final Price of each Basket Component is less than its Initial Price, resulting in an Underlying Return of -30.00%.

Step 1: Calculate the Basket Component Return for each Basket Component.

Basket Component	Initial Price	Final Price	Basket Component Return
Copper	$9,920.50	$5,952.30	-40.00%
Zinc	$2,415.00	$1,932.00	-20.00%

With respect to each Basket Component, the Basket Component Return is equal to the percentage change from the respective Initial Price to the respective Final Price, calculated as follows:

Final Price – Initial Price

Initial Price

Step 2: Calculate the Basket Ending Level.

The Basket Ending Level is calculated as follows:

100 × [1 + (50% × -40.00%) + (50% × -20.00%)] = 70

Step 3: Calculate the Underlying Return.

The Underlying Return is calculated as follows:

Step 4: Calculate the payment at maturity.

Because the Underlying Return is negative, the investor is fully exposed to the depreciation of the Underlying Basket. The Issuer will pay a payment at maturity of less than the full principal amount, resulting in a loss that is proportionate to the negative Underlying Return, calculated as follows per $10 principal amount Security:

$10 + [$10 x Underlying Return]

$10.00 + [$10.00 x -30.00%] = $7.00

The payment at maturity of $7.00 per $10 principal amount Security represents a loss on the Securities equal to the Underlying Return of -30.00%.

What are the tax consequences of the Securities?

Some of the tax consequences of your investment in the Securities are summarized below. The discussion below supplements the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement. As described in the prospectus supplement, this section applies to you only if you are a U.S. holder (as defined in the accompanying prospectus supplement) and you hold your Securities as capital assets for tax purposes and does not apply to you if you are a member of a class of holders subject to special rules or are otherwise excluded from the discussion in the prospectus supplement.

The United States federal income tax consequences of your investment in the Securities are uncertain and the Internal Revenue Service could assert that the Securities should be taxed in a manner that is different than described below. Pursuant to the terms of the Securities, Barclays Bank PLC and you agree, in the absence of a change in law or an administrative or judicial ruling to the contrary, to characterize your Securities as a pre-paid cash-settled executory contract with respect to the Underlying Basket. If your Securities are so treated, you should generally recognize capital gain or loss upon the sale or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities. Such gain or loss should generally be long-term capital gain or loss if you have held your Securities for more than one year.

In the opinion of our special tax counsel, Sullivan & Cromwell LLP, your Securities should be treated in the manner described above. This opinion assumes that the description of the terms of the Securities in this pricing supplement is materially correct.

As discussed further in the accompanying prospectus supplement, the Treasury Department and the Internal Revenue Service are actively considering various alternative treatments that may apply to instruments such as the Securities, possibly with retroactive effect. Other alternative treatments for your Securities may also be possible under current law. For example, it is possible that the Internal Revenue Service could assert that your Securities should be treated as giving rise to “collectibles” gain or loss if you have held your Securities for more than one year, although we do not think such a treatment would be appropriate in this case because (i) a sale or exchange of the Securities is not a sale or exchange of a collectible but is rather a sale or exchange of an executory contract that reflects the value of a collectible, and (ii) the executory contract tracks the value of the Underlying Basket only to a limited extent. “Collectibles” gain is currently subject to tax at marginal rates of up to 28%. Additionally, it is possible that the Internal Revenue Service could assert that your holding period in respect of your Securities should end on the date on which the amount you are entitled to receive upon maturity of your Securities is determined, even though you will not receive any amounts in respect of your Securities prior to the maturity of the Securities. In such case, you may be treated as having a holding period in respect of your Securities that is less than one year even though the maturity date for the Securities is more than one year after the issuance of the Securities.

For a further discussion of the tax treatment of your Securities as well as other possible alternative characterizations, please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Executory Contracts” in the accompanying prospectus supplement. You should consult your tax advisor as to the possible alternative treatments in respect of the Securities. For additional, important considerations related to tax risks associated with investing in the Securities, you should also examine the discussion in “Key Risks—Taxes”, in this pricing supplement.

Recently Enacted Legislation. Under recently enacted legislation, individuals that own “specified foreign financial assets” with an aggregate value in excess of $50,000 in taxable years beginning after March 18, 2010 will generally be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following (which may include your Securities), but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in foreign entities. Individuals are urged to consult their tax advisors regarding the application of this legislation to their ownership of the Securities.

Historical Information

The following graphs set forth the historical performance of the Basket Components based on the daily settlement prices from January 2, 2002 through February 11, 2011. The settlement prices on February 11, 2011 were USD 9,920.50.00/per tonne with respect to copper and USD 2,415.00.00/per tonne with respect to zinc.

We obtained the settlement prices of the Basket Components below from Bloomberg, L.P. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg, L.P. The historical prices of the Basket Components should not be taken as an indication of future performance, and no assurance can be given as to the settlement prices of the Basket Components on the Final Valuation Date. We cannot give you assurance that the performance of the Basket Components will result in any return in addition to your initial investment.

Your payment at maturity will be based on the performance of an equally-weighted basket consisting of copper and zinc. An increase in the price of a Basket Component will have a positive impact on the Underlying Return. Conversely, a decrease in the price of a Basket Component will have a negative impact on the Underlying Return. Price movements in the Basket Components may not correlate with each other, and increases in the price of one Basket Component may be moderated, or more than offset, by lesser increases or declines in the price of the other Basket Component.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Supplemental Plan of Distribution

We have agreed to sell to Barclays Capital Inc. and UBS Financial Services Inc., together the “Agents”, and the Agents have agreed to purchase, all of the Securities at the price indicated on the cover of this pricing supplement, the document that has been filed pursuant to Rule 424(b)(2) and contains the final pricing terms of the Securities. UBS Financial Services Inc. may allow a concession not in excess of the underwriting discount set forth on the cover of the pricing supplement to its affiliates.

We or our affiliates have entered or will enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities and the Agents and/or an affiliate may earn additional income as a result of payments pursuant to the swap, or related hedge transactions.

We have agreed to indemnify the Agents against liabilities, including certain liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Agents may be required to make relating to these liabilities as described in the prospectus and the prospectus supplement. We have agreed that UBS Financial Services Inc. may sell all or a part of the Securities that it purchases from us to its affiliates at the price that is indicated on the cover of this pricing supplement that is available in connection with the sale of the Securities.